                                                                      EXHIBIT 99

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997
                                 TOGETHER WITH
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Plan Committee of the

  Univision Savings Tax Advantage Retirement Plan:

    We have audited the accompanying statements of net assets applicable to participants' equity of the Univision Savings Tax Advantage Retirement Plan (the "Plan") as of December 31, 1998 and 1997, and the related statement of changes in net assets applicable to participants' equity for the year ended December 31, 1998 as listed in the accompanying index. These financial statements and supplemental schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

    Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As permitted by 29 CFR 2520.103-8 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by Fidelity Management Trust Company, the trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1997 financial statements, except for comparing the information provided by the trustee, which is summarized in Note 5, with the related information included in the financial statements.

    Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of December 31, 1997. The form and content of the information included in the 1997 financial statements, other than that derived from the information certified by the trustee, have been audited by us and, in our opinion, are presented in compliance with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

    In our opinion, the financial statements, referred to above, of the Plan as of December 31, 1998, and for the year then ended present fairly, in all material respects, the financial status of the Plan as of December 31, 1998, and changes in its financial status for the year then ended in conformity with generally accepted accounting principles.

    Our audit of the Plan's financial statements as of and for the year ended December 31, 1998, was made for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year then ended as listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements for the year ended December 31, 1998, and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Roseland, New Jersey
June 7, 1999

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
                                     INDEX

FINANCIAL STATEMENTS:

  Statements of Net Assets Applicable to Participants' Equity as of December 31, 1998
    and 1997

  Statement of Changes in Net Assets Applicable to Participants' Equity for the Year
    Ended December 31, 1998

  Notes to Financial Statements

SUPPLEMENTAL SCHEDULES:

   I--Item 27a--Schedule of Assets Held for Investment Purposes as of December 31,
    1998

  II--Item 27d--Schedule of Reportable Transactions for the Year Ended December 31,
    1998

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
          STATEMENTS OF NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
                        AS OF DECEMBER 31, 1998 AND 1997

                                                                                         1998           1997
                                                                                     -------------  -------------
INVESTMENTS:
  Fidelity Fund....................................................................  $   1,971,525  $   1,113,572
  Fidelity Magellan Fund...........................................................     11,636,054      8,084,624
  Fidelity Equity Income Fund......................................................      5,543,206      4,571,828
  Fidelity Intermediate Bond Fund..................................................        516,383        331,595
  Fidelity Balanced Fund...........................................................      2,820,908      2,206,938
  Fidelity Blue Chip Fund..........................................................      4,510,761      2,386,489
  Fidelity Disciplined Equity Fund.................................................      1,587,277        991,327
  Fidelity Retirement Money Market Portfolio.......................................      2,123,389      1,411,533
  Univision Unitized Stock Fund....................................................      1,556,422              0
  Janus Twenty Fund................................................................        828,645         81,896
  MAS Value Fund...................................................................         88,266         31,565
  Neuberger & Berman Partners Trust................................................        161,888         19,049
  PIMCO Cadence Capital Appreciation Fund..........................................        248,275         64,800
  Fidelity OTC Portfolio...........................................................        195,474         24,963
  Fidelity Real Estate Investment Portfolio........................................        121,007         11,235
  Fidelity Low Priced Stock Fund...................................................        274,680         72,082
  Fidelity Diversified International Fund..........................................        186,611         30,036
  Participants' Loans..............................................................      1,570,113      1,057,675
                                                                                     -------------  -------------
    Total investments..............................................................     35,940,884     22,491,207
RECEIVABLES:
  Employer contributions...........................................................        114,342        415,324
                                                                                     -------------  -------------
  NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY....................................  $  36,055,226  $  22,906,531
                                                                                     -------------  -------------
                                                                                     -------------  -------------

  The accompanying notes to financial statements are an integral part of these statements.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
     STATEMENT OF CHANGES IN NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                     FIDELITY      FIDELITY
                                                                                      FIDELITY        EQUITY     INTERMEDIATE
                                                                        FIDELITY      MAGELLAN        INCOME         BOND
                                                                          FUND          FUND           FUND          FUND
                                                                      ------------  -------------  ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning of year....  $  1,113,572  $   8,084,624  $  4,571,828   $  331,595
                                                                      ------------  -------------  ------------  ------------
ADDITIONS:
  Employee contributions............................................       312,117      1,122,014       630,607      146,949
  Employer contributions............................................       250,975        980,411       517,638      103,105
  Net unrealized/realized appreciation (depreciation) of
    investments.....................................................       318,532      2,342,563       285,492        2,461
  Interest and dividends............................................       105,247        548,793       316,998       26,070
  Early redemption fees.............................................             0              0             0            0
  Loans to participants.............................................       (68,227)      (255,361)     (233,759)     (56,349)
  Reinvestment of loan payments.....................................        32,237        215,747        86,768       12,045
                                                                      ------------  -------------  ------------  ------------
    Total additions.................................................       950,881      4,954,167     1,603,744      234,281

NET TRANSFERS.......................................................       (32,533)      (945,455)     (387,447)     (39,223)
DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS...........................       (60,395)      (457,282)     (244,919)     (10,270)
                                                                      ------------  -------------  ------------  ------------
    Increase (decrease) in net assets...............................       857,953      3,551,430       971,378      184,788
                                                                      ------------  -------------  ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of year..........  $  1,971,525  $  11,636,054  $  5,543,206   $  516,383
                                                                      ------------  -------------  ------------  ------------
                                                                      ------------  -------------  ------------  ------------


                                                                        FIDELITY      FIDELITY
                                                                        BALANCED     BLUE CHIP
                                                                          FUND          FUND
                                                                      ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning of year....  $  2,206,938  $  2,386,489
                                                                      ------------  ------------
ADDITIONS:
  Employee contributions............................................       327,074       757,154
  Employer contributions............................................       302,491       643,015
  Net unrealized/realized appreciation (depreciation) of
    investments.....................................................       193,172       856,530
  Interest and dividends............................................       273,087       183,308
  Early redemption fees.............................................             0             0
  Loans to participants.............................................      (152,865)     (211,861)
  Reinvestment of loan payments.....................................        54,778        84,906
                                                                      ------------  ------------
    Total additions.................................................       997,737     2,313,052
NET TRANSFERS.......................................................      (178,684)      (18,805)
DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS...........................      (205,083)     (169,975)
                                                                      ------------  ------------
    Increase (decrease) in net assets...............................       613,970     2,124,272
                                                                      ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of year..........  $  2,820,908  $  4,510,761
                                                                      ------------  ------------
                                                                      ------------  ------------

  The accompanying notes to financial statements are an integral part of this statement.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
     STATEMENT OF CHANGES IN NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
                                  (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                               FIDELITY
                                                                 FIDELITY     RETIREMENT    UNIVISION      JANUS
                                                               DISCIPLINED   MONEY MARKET    UNITIZED      TWENTY    MAS VALUE
                                                               EQUITY FUND    PORTFOLIO     STOCK FUND      FUND        FUND
                                                               ------------  ------------  ------------  ----------  ----------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning of
  year.......................................................  $    991,327  $  1,411,533  $          0  $   81,896  $   31,565
ADDITIONS:
  Employee contributions.....................................       287,868       355,079       326,646     137,575      24,181
  Employer contributions.....................................       240,660       309,278       201,894      98,684      20,871
  Net unrealized/realized appreciation (depreciation) of
    investments..............................................       155,591             0         2,023     210,853     (17,449)
  Interest and dividends.....................................       106,622       100,593         6,328       7,046      14,107
  Early redemption fees......................................             0             0             0           0           0
  Loans to participants......................................       (69,256)     (103,202)      (26,069)     (3,932)       (619)
  Reinvestment of loan payments..............................        35,089        32,132        39,864      22,207         554
                                                               ------------  ------------  ------------  ----------  ----------
    Total additions..........................................       756,574       693,880       550,686     472,433      41,645
NET TRANSFERS................................................       (58,677)      117,535     1,035,622     274,816      15,584
  DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS..................      (101,947)      (99,559)      (29,886)       (500)       (528)
                                                               ------------  ------------  ------------  ----------  ----------
    Increase (decrease) in net assets........................       595,950       711,856     1,556,422     746,749      56,701
                                                               ------------  ------------  ------------  ----------  ----------
  NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of
    year.....................................................  $  1,587,277  $  2,123,389  $  1,556,422  $  828,645  $   88,266
                                                               ------------  ------------  ------------  ----------  ----------
                                                               ------------  ------------  ------------  ----------  ----------

                                                                              PIMCO
                                                               NEUBERGER     CADENCE
                                                                & BERMAN     CAPITAL
                                                                PARTNERS   APPRECIATION
                                                                 TRUST         FUND
                                                               ----------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning of
  year.......................................................  $   19,049   $   64,800
ADDITIONS:
  Employee contributions.....................................      63,295       98,573
  Employer contributions.....................................      27,981       40,021
  Net unrealized/realized appreciation (depreciation) of
    investments..............................................       2,508       10,738
  Interest and dividends.....................................       5,358       18,569
  Early redemption fees......................................           0            0
  Loans to participants......................................           0       (1,616)
  Reinvestment of loan payments..............................       8,869       15,980
                                                               ----------  ------------
    Total additions..........................................     108,011      182,265
NET TRANSFERS................................................      34,923        2,135
  DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS..................         (95)        (925)
                                                               ----------  ------------
    Increase (decrease) in net assets........................     142,839      183,475
                                                               ----------  ------------
  NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of
    year.....................................................  $  161,888   $  248,275
                                                               ----------  ------------
                                                               ----------  ------------

  The accompanying notes to financial statements are an integral part of this statement.

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
     STATEMENT OF CHANGES IN NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY
                                  (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                         FIDELITY     FIDELITY
                                                                           REAL         LOW        FIDELITY
                                                             FIDELITY     ESTATE       PRICED    DIVERSIFIED
                                                               OTC      INVESTMENT     STOCK     INTERNATIONAL PARTICIPANTS'
                                                            PORTFOLIO    PORTFOLIO      FUND         FUND         LOANS
                                                            ----------  -----------  ----------  ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning
  of year.................................................  $   24,963   $  11,235   $   72,082   $   30,036   $  1,057,675
ADDITIONS:
  Employee contributions..................................      53,461      35,645      107,230       68,647              0
  Employer contributions..................................      37,448      28,695       61,940       44,066              0
  Net unrealized/realized appreciation (depreciation) of
    investments...........................................      32,164     (20,515)     (15,734)       6,437              0
  Interest and dividends..................................       6,521       8,203       17,841        7,549              0
  Early redemption fees...................................           0         (52)        (262)           0              0
  Loans to participants...................................      (4,956)    (11,992)      (8,153)      (1,297)     1,209,514
  Reinvestment of loan payments...........................       3,862       5,232        6,890        4,822       (661,982)
                                                            ----------  -----------  ----------  ------------  ------------
    Total additions.......................................     128,500      45,216      169,752      130,224        547,532

NET TRANSFERS.............................................      42,689      64,556       41,710       31,254              0

DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS.................        (678)          0       (8,864)      (4,903)       (35,094)
                                                            ----------  -----------  ----------  ------------  ------------
    Increase (decrease) in net assets.....................     170,511     109,772      202,598      156,575        512,438
                                                            ----------  -----------  ----------  ------------  ------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of
  year....................................................  $  195,474   $ 121,007   $  274,680   $  186,611   $  1,570,113
                                                            ----------  -----------  ----------  ------------  ------------
                                                            ----------  -----------  ----------  ------------  ------------


                                                              EMPLOYER
                                                            CONTRIBUTIONS
                                                             RECEIVABLE        TOTAL
                                                            -------------  -------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, beginning
  of year.................................................   $   415,324   $  22,906,531
ADDITIONS:
  Employee contributions..................................             0       4,854,115
  Employer contributions..................................      (300,982)      3,608,191
  Net unrealized/realized appreciation (depreciation) of
    investments...........................................             0       4,365,366
  Interest and dividends..................................             0       1,752,240
  Early redemption fees...................................             0            (314)
  Loans to participants...................................             0               0
  Reinvestment of loan payments...........................             0               0
                                                            -------------  -------------
    Total additions.......................................      (300,982)     14,579,598
NET TRANSFERS.............................................             0               0
DEDUCTIONS--PAYMENTS TO PLAN PARTICIPANTS.................             0      (1,430,903)
                                                            -------------  -------------
    Increase (decrease) in net assets.....................      (300,982)     13,148,695
                                                            -------------  -------------
NET ASSETS APPLICABLE TO PARTICIPANTS' EQUITY, end of
  year....................................................   $   114,342   $  36,055,226
                                                            -------------  -------------
                                                            -------------  -------------

  The accompanying notes to financial statements are an integral part of this statement.

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF THE PLAN:

    The following description of the Univision Savings Tax Advantage Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

GENERAL-

    The Plan, which became effective January 1, 1989, is a cash or deferred arrangement type of plan within the meaning of Section 401(k) of the Internal Revenue Code, covering all eligible employees of Univision Communications Inc. (the "Company") who have completed one year of service and are 21 years of age or over, excluding those employees covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations. However, for the Plan's initial enrollment on October 1, 1989, the service requirement was waived. The Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

CONTRIBUTIONS-

    The Plan allows participants to contribute up to a maximum of 15% of their annual earnings before taxes to the Plan. Under the Tax Reform Act of 1986, individual contributions for which taxes may be deferred were limited to $10,000 in 1998. Participants may invest, at their option, in any of seventeen mutual funds (see Note 2). Discretionary matching contributions of up to a maximum of 6% of each employee's annual compensation may be made by the Company. The Company's matching contributions to the Plan for the year ended December 31, 1998 were $3,608,191.

PARTICIPANT ACCOUNTS-

    Each participant's account is credited with the participant's contribution, the Company matching contribution (if it elects to make one) and an allocation based on a proportional share of the Plan's net investment experience.

VESTING-

    The balance in each participant's account is fully vested at all times and is not subject to forfeiture for any reason.

PAYMENT OF BENEFITS-

    Benefits are payable upon the earlier of retirement, death, disability, or termination. Participants will be paid the amounts to which they are entitled in one lump sum payment in cash. Additionally, required minimum distributions are to begin by April 1 of the calendar year after the later of the calendar year in which the employee reaches age 70 1/2 or the calendar year in which the employee retires.

    In addition, participants may make withdrawals from their accounts for reason of financial hardship, as defined in the Plan agreement.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES-

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF ACCOUNTING-

    The accounting records of the Plan are maintained on the accrual basis. Investment transactions are recorded on a trade date basis and gains and losses are calculated on an average cost basis.

INVESTMENTS-

    Contributions to the Plan may be allocated by the participants among seventeen mutual funds through Fidelity Management Trust Company, the Plan's custodian and trustee, as follows-

       Fidelity Fund seeks long-term capital growth with a reasonable level of current income as a secondary objective through investment in common stocks.

       Fidelity Magellan Fund seeks long-term capital appreciation by investing in common stocks, and securities convertible to common stock, issued by U.S. companies operating domestically and/or abroad as well as foreign companies.

       Fidelity Equity Income Fund seeks reasonable income by investing for yields that exceed the yield on the securities comprising the Standard & Poor's 500 by investing at least sixty-five percent in income producing common and preferred stocks; the remainder tends to be invested in debt securities.

       Fidelity Intermediate Bond Fund seeks a high level of current income through investment in high and medium grade fixed income obligations.

       Fidelity Balanced Fund seeks as much income as possible, consistent with preservation of capital by maintaining a balance of high-yielding securities including foreign and domestic stocks and bonds.

       Fidelity Blue Chip Fund seeks growth of capital over the long-term by investing in common stocks of more well-known established companies.

       Fidelity Disciplined Equity Fund seeks long-term capital growth. It also strives to consistently outperform the Standard and Poor's 500.

       Fidelity Retirement Money Market Portfolio seeks a high current income, preservation of capital and liquidity from money market instruments.

    The following funds were added to the Plan on August 15, 1997:

       Janus Twenty Fund seeks as much income as possible, consistent with the preservation of capital by investing in 20 to 30 common stocks that maintain strong current financial positions and the potential for future growth.

       MAS Value Fund seeks a total return consistent with reasonable risk by investing in common stocks of companies with market capitalizations greater than $300 million.

       Neuberger & Berman Partners Trust seeks capital growth by investing in securities of established companies that are considered to be undervalued based on low price/earnings ratios, consistent cash flows, and support from asset values.

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
       PIMCO Cadence Capital Appreciation Fund seeks capital growth through investments in companies with capitalizations of at least $100 million.

       Fidelity OTC Portfolio seeks capital appreciation by investing at least 65% of its assets in equity securities principally traded on the over-the-counter ("OTC") market.

       Fidelity Real Estate Investment Portfolio seeks above average income and long-term capital growth consistent with reasonable risk by investing at least 65% of its assets in securities of companies in the real estate industry.

       Fidelity Low Priced Stock Fund seeks capital appreciation by investing at least 65% of its assets in equity securities that are priced at $25 per share or less.

       Fidelity Diversified International Fund seeks capital appreciation by investing in securities of companies located in at least three countries outside of the United States; most investments are made in companies of developed countries with capitalizations of $100 million or more.

    The following fund was added to the Plan on March 9, 1998-

       Univision Unitized Stock Fund seeks capital growth by investing in Univision Communications Inc. Class A Common Stock (except that the Fund may hold a small amount of cash).

    Investments are carried at fair value which is based on each fund's net asset value.

ADMINISTRATIVE EXPENSES-

    Administrative expenses are paid by Univision Communications Inc. These expenses amounted to $137,896 for the plan year ended December 31, 1998.

(3) INCOME TAX STATUS:

    The Plan received a favorable determination letter dated December 17, 1996 from the Internal Revenue Service ("IRS") stating that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code"). The Plan is subject to the Employee Retirement Income Security Act of 1974 and certain provisions of the Code. Although the Plan has been amended since the last determination letter the Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code and, as a result, no provision for income taxes has been included in the Plan's financial statements. On June 1, 1999, the Company filed for an updated determination letter from the IRS. As of the date of this report, the Company has not received any response relating to this application.

(4) PLAN TERMINATION:

    Although Univision Communications Inc. has not expressed any intent to do so, they have the right under the Plan to terminate the Plan subject to the provisions of ERISA.

(5) PLAN ASSET FIDUCIARIES:

    The Plan provides for-

    - A custodian and trustee for the Plan assets; Fidelity Management Trust Company

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(5) PLAN ASSET FIDUCIARIES: (CONTINUED)
    Fidelity Management Trust Company, the asset custodian and trustee, had certified to the completeness and accuracy of the following unaudited information included in the financial statements and schedules as of December 31, 1997-

Investments-
  1997                                     $22,491,207

(6) LOANS TO PARTICIPANTS:

    Participant loans may not exceed the lesser of $50,000 (subject to limitations) or 50% of the participant's account balance and are secured by the participant's account balance. Participant loans are being repaid over periods ranging from one to ten years. Interest is being charged at rates between 6% and 8%. Earnings from these loans are credited directly to the individual participants' accounts.

(7) RECONCILIATION TO FORM 5500:

    As of December 31, 1998 and 1997, the Plan had approximately $0 and $31,962, respectively, of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets applicable to participants' equity in accordance with generally accepted accounting principles.

    The following table reconciles net assets applicable to participants' equity per the financial statements to the Form 5500 as filed or to be filed by the Company for the years ended December 31, 1998 and 1997-

                                                                                   NET ASSETS APPLICABLE TO
                                                                                     PARTICIPANTS' EQUITY
                                                                                         DECEMBER 31
                                                BENEFITS PAYABLE     BENEFITS    ----------------------------
                                                 TO PARTICIPANTS       PAID          1998           1997
                                                -----------------  ------------  -------------  -------------
Per financial statements......................      $       0      $  1,430,903  $  36,055,226  $  22,906,531
Accrued benefit payments net of prior year
  accrual for benefits paid...................              0           (31,962)             0        (31,962)
                                                           --
                                                                   ------------  -------------  -------------
Per Form 5500.................................      $       0      $  1,398,941  $  36,055,226  $  22,874,569
                                                           --
                                                           --
                                                                   ------------  -------------  -------------
                                                                   ------------  -------------  -------------

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(8) TOTAL NUMBER OF UNITS AND NET ASSET VALUE PER UNIT:

    The following table represents total number of units rounded and unit values for the individual funds on December 31, 1998-

Fidelity Fund-
  Total units.........................................................    53,734.678
  Unit value..........................................................        $36.69
Fidelity Magellan Fund-
  Total units.........................................................    96,309.008
  Unit value..........................................................       $120.82
Fidelity Equity Income Fund-
  Total units.........................................................    99,787.682
  Unit value..........................................................        $55.55
Fidelity Intermediate Bond Fund-
  Total units.........................................................    50,280.695
  Unit value..........................................................        $10.27
Fidelity Balanced Fund-
  Total units.........................................................   172,427.140
  Unit value..........................................................        $16.36
Fidelity Blue Chip Fund-
  Total units.........................................................    89,516.987
  Unit value..........................................................        $50.39
Fidelity Disciplined Equity Fund-
  Total units.........................................................    54,136.312
  Unit value..........................................................        $29.32
Fidelity Retirement Money Market Portfolio-
  Total units.........................................................  2,123,389.330
  Unit value..........................................................         $1.00
Univision Unitized Stock Fund -
  Total units.........................................................   159,582.729
  Unit value..........................................................         $9.75
Janus Twenty Fund-
  Total units.........................................................    15,546.805
  Unit value..........................................................        $53.30
MAS Value Fund-
  Total units.........................................................     6,116.868
  Unit value..........................................................        $14.43
Neuberger & Berman Partners Trust-
  Total units.........................................................     8,958.952
  Unit value..........................................................        $18.07
PIMCO Cadence Capital Appreciation Fund-
  Total units.........................................................    10,015.143
  Unit value..........................................................        $24.79
Fidelity OTC Portfolio-
  Total units.........................................................     4,480.264
  Unit value..........................................................        $43.63

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(8) TOTAL NUMBER OF UNITS AND NET ASSET VALUE PER UNIT: (CONTINUED)

Fidelity Real Estate Investment Portfolio-
  Total units.........................................................     7,786.794
  Unit value..........................................................        $15.54
Fidelity Low Priced Stock Fund-
  Total units.........................................................    12,021.017
  Unit value..........................................................        $22.85
Fidelity Diversified International Fund-
  Total units.........................................................    10,531.072
  Unit value..........................................................        $17.72

                                                                      SCHEDULE I

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

           ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                            AS OF DECEMBER 31, 1998

                   EMPLOYER IDENTIFICATION NUMBER 95-4398884

                                                 (C) DESCRIPTION OF INVESTMENT
             (B) IDENTITY OF ISSUE,                INCLUDING MATURITY DATE,
                BORROWER, LESSOR,                RATE OF INTEREST, COLLATERAL,                           (E) CURRENT
   (A)          OR SIMILAR PARTY                     PAR OR MATURITY VALUE                 (D) COST         VALUE
   ---     ---------------------------  -----------------------------------------------  -------------  -------------
    *      Fidelity Management          53,734.678 units of participation in Fidelity
           Trust Company                  Fund                                           $   1,563,946  $   1,971,525

    *      Fidelity Management          96,309.008 units of participation in Fidelity
           Trust Company                  Magellan Fund                                      8,438,199     11,636,054

    *      Fidelity Management          99,787.682 units of participation in Fidelity
           Trust Company                  Equity Income Fund                                 4,389,655      5,543,206

    *      Fidelity Management          50,280.695 units of participation in Fidelity
           Trust Company                  Intermediate Bond Fund                               512,255        516,383

    *      Fidelity Management          172,427.140 units of participation in Fidelity
           Trust Company                  Balanced Fund                                      2,482,337      2,820,908

    *      Fidelity Management          89,516.987 units of participation in Fidelity
           Trust Company                  Blue Chip Fund                                     3,456,877      4,510,761

    *      Fidelity Management          54,136.312 units of participation in Fidelity
           Trust Company                  Disciplined Equity Fund                            1,395,542      1,587,277

    *      Fidelity Management          2,123,389.330 units of participation in
           Trust Company                  Fidelity Retirement Money Market Portfolio         2,123,389      2,123,389

    *      Fidelity Management          159,582.729 units of participation in Univision
           Trust Company                  Unitized Stock Fund                                1,543,966      1,556,422

    *      Janus Capital                15,546.805 units of participation in Janus
                                          Twenty Fund                                          629,056        828,645

    *      Miller, Anderson &           6,116.868 units of participation in MAS Value
           Sherrerd, L.L.P.               Fund                                                 107,212         88,266

    *      Neuberger & Berman           8,958.952 units of participation of Neuberger &
           Management                     Berman Partners Trust
           Incorporated                                                                        160,495        161,888

    *      PIMCO Advisors LP            10,015.143 units of participation in PIMCO
                                          Cadence Capital Appreciation Fund                    240,664        248,275

    *      Fidelity Management          4,480.264 units of participation in Fidelity
           Trust Company                  OTC Portfolio                                        166,778        195,474

    *      Fidelity Management          7,786.794 units of participation in Fidelity
           Trust Company                  Real Estate Investment Portfolio                     134,818        121,007

                         UNIVISION COMMUNICATIONS INC.

                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN

     ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (CONTINUED)

                            AS OF DECEMBER 31, 1998

                   EMPLOYER IDENTIFICATION NUMBER 95-4398884

                                                 (C) DESCRIPTION OF INVESTMENT
             (B) IDENTITY OF ISSUE,                INCLUDING MATURITY DATE,
                BORROWER, LESSOR,                RATE OF INTEREST, COLLATERAL,                           (E) CURRENT
   (A)          OR SIMILAR PARTY                     PAR OR MATURITY VALUE                 (D) COST         VALUE
   ---     ---------------------------  -----------------------------------------------  -------------  -------------
    *      Fidelity Management          12,021.017 units of participation in Fidelity
           Trust Company                  Low Priced Stock Fund                                283,785        274,680
    *      Fidelity Management          10,531.072 units of participation in Fidelity
           Trust Company                  Diversified International Fund                       183,323        186,611
    *      Participants' Loans          Loans to participants with maturities not to
                                          exceed 10 years at interest rates from 6% to
                                          8%                                                 1,570,113      1,570,113
                                                                                         -------------  -------------
                                   Total investments                                     $  29,382,410  $  35,940,884
                                                                                         -------------  -------------
                                                                                         -------------  -------------

------------------------

*   Party-in-interest.

  The accompanying notes to financial statements are an integral part of this schedule.

                                                                     SCHEDULE II

                         UNIVISION COMMUNICATIONS INC.
                UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
               ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS (A)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                   EMPLOYER IDENTIFICATION NUMBER 95-4398884
                                PLAN NUMBER 002

                                          (B) DESCRIPTION OF ASSETS (INCLUDE
                                        INTEREST RATE AND MATURITY IN CASE OF   (C) PURCHASE  (D) SELLING   (E) COST OF
    (A) IDENTITY OF PARTY INVOLVED                      LOAN)                      PRICE         PRICE         ASSET
--------------------------------------  --------------------------------------  ------------  ------------  ------------
                                        Fidelity Fund
*Fidelity Management Trust Company        108 Purchases                         $    897,439  $        N/A  $    897,439
                                        66 Sales                                         N/A       358,018       301,195
                                        Fidelity Magellan Fund
*Fidelity Management Trust Company        168 Purchases                            3,075,204           N/A     3,075,204
                                        126 Sales                                        N/A     1,866,338     1,515,867
                                        Fidelity Equity Income Fund
*Fidelity Management Trust Company        154 Purchases                            1,836,195           N/A     1,836,195
                                        116 Sales                                        N/A     1,150,309       924,336
                                        Fidelity Balanced Fund
*Fidelity Management Trust Company        128 Purchases                              995,256           N/A       995,256
                                        91 Sales                                         N/A       574,458       523,623
                                        Fidelity Blue Chip Fund
*Fidelity Management Trust Company        140 Purchases                            2,020,724           N/A     2,020,724
                                        94 Sales                                         N/A       752,982       628,656
                                        Fidelity Retirement Money Market Fund
*Fidelity Management Trust Company        136 Purchases                            1,491,098           N/A     1,491,098
                                        117 Sales                                        N/A       779,241       779,241
                                        Univision Unitized Stock Fund
*Fidelity Management Trust Company        127 Purchases                            3,093,508           N/A     3,093,508
                                        72 Sales                                         N/A     1,564,607     1,574,327

                                          (F) CURRENT
                                             VALUE
                                          OF ASSET ON     (G) NET GAIN
    (A) IDENTITY OF PARTY INVOLVED      TRANSACTION DATE   OR (LOSS)
--------------------------------------  ----------------  ------------

*Fidelity Management Trust Company       $      897,439    $        0
                                                358,018        56,823

*Fidelity Management Trust Company            3,075,204             0
                                              1,866,338       350,471

*Fidelity Management Trust Company            1,836,195             0
                                              1,150,309       225,973

*Fidelity Management Trust Company              995,256             0
                                                574,458        50,835

*Fidelity Management Trust Company            2,020,724             0
                                                752,982       124,326

*Fidelity Management Trust Company            1,149,098             0
                                                779,241             0

*Fidelity Management Trust Company            3,093,508             0
                                              1,564,607        (9,720)

------------------------

(A) Reportable transactions include transactions in excess of 5% of net plan assets as of January 1, 1998.

*  Party-In-Interest

  The accompanying notes to financial statements are an integral part of this schedule.

                                   SIGNATURES

    THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                UNIVISION SAVINGS TAX ADVANTAGE
                                RETIREMENT PLAN

                                By:             /s/ GEORGE W. BLANK
                                     -----------------------------------------
                                                  George W. Blank
                                              EXECUTIVE VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

Date: June 25, 1999